Filed Pursuant to Rule 424(b)(5)

Registration No. 333-219931

Prospectus Supplement

(to Prospectus dated October 10, 2017)

$10,000,000

COMMON STOCK

We have entered into an At Market Issuance Sales Agreement, or sales agreement, with Roth Capital Partners, LLC (the "Agent"), relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $10.0 million from time to time through the Agent acting as sales agent, at our discretion.

Our common stock is listed on The NASDAQ Capital Market under the symbol "BWEN". On July 27, 2018, the last reported sale price of our common stock on The NASDAQ Capital Market was $2.34 per share.

As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $37,886,603, based on 15,470,708 shares of outstanding common stock, of which approximately 14,515,940 shares are held by non-affiliates, and a per share price of $2.61 based on the highest intraday 60-day sales price of our common stock on June 1, 2018. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be "at the market offerings" as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Agent is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agent will receive compensation in the form of a fixed commission rate of 3.0% of the gross proceeds from each sale of common stock sold through the Agent pursuant to the sales agreement. In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commission or discount. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves significant risks. Please read the information beginning on page S-4 of this prospectus supplement under the heading "Risk Factors," the information under the same heading in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus supplement is July 31, 2018

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
SUMMARY	S-2
THE OFFERING	S-3
RISK FACTORS	S-4
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	S-5
USE OF PROCEEDS	S-6
DIVIDEND POLICY	S-6
PLAN OF DISTRIBUTION	S-6
LEGAL MATTERS	S-6
EXPERTS	S-7
WHERE YOU CAN FIND MORE INFORMATION	S-7
INCORPORATION BY REFERENCE	S-7

PROSPECTUS

ABOUT THIS PROSPECTUS	1
THE COMPANY	2
RISK FACTORS	3
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS	3
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE	4
USE OF PROCEEDS	5
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF WARRANTS	9
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	10
PLAN OF DISTRIBUTION	10
LEGAL MATTERS	12
EXPERTS	12

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled "Where You Can Find More Information" and "Incorporation by Reference." These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference into the accompanying prospectus that was filed with the Securities and Exchange Commission before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

We are responsible for the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Agent has not, authorized any other person to provide you with different information, and neither we nor the Agent take any responsibility for any other information that others may give you.

We are not, and the Agent is not, making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the terms the "Company," "BWEN," "we," "our" and "us" or other similar terms mean Broadwind Energy, Inc., unless we state otherwise or the context indicates otherwise.

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the information beginning on page S-4 of this prospectus supplement under the heading "Risk Factors," the information under the same heading in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as our financial statements and the related notes thereto.

Overview

We provide technologically advanced high value products to energy, mining and infrastructure sector customers, primarily in the United States of America (the “U.S.”). Our most significant presence is within the U.S. wind energy industry, although we have diversified into other industrial markets in order to improve our capacity utilization and reduce our exposure to uncertainty related to governmental policies currently impacting the U.S. wind energy industry. The December 2015 multi-year extension of the federal Production Tax Credit (the “PTC”) and the Investment Tax Credit (“ITC”) for new wind energy development projects have helped stabilize wind energy markets for the medium term. Within the U.S. wind energy industry, we provide products primarily to wind turbine manufacturers. We also provide precision gearing and specialty weldments to a broad range of industrial customers for oil and gas (“O&G”), mining, steel and other industrial applications.

Through several acquisitions in 2007 and 2008, we focused on expanding upon our core platform as a wind tower component manufacturer, established our Gearing segment, and developed our Heavy Fabrications capabilities. In early 2017, we acquired Red Wolf, LLC, a kitter and assembler of industrial systems primarily supporting the global natural gas turbine market.

Company Information

We were incorporated in 1996 in Nevada as Blackfoot Enterprises, Inc., and through a series of subsequent transactions, became Broadwind Energy, Inc., a Delaware corporation, in 2008. Our principal executive office is located at 3240 S. Central Avenue, Cicero, IL 60804. Our website address is www.bwen.com.  We do not incorporate by reference into this prospectus supplement the information on our website, and you should not consider it as part of this prospectus supplement.

THE OFFERING

Common Stock Offered	Shares of our common stock having an aggregate offering price of up to $10.0 million.

Manner of Offering

"At the market offering" that may be made from time to time through the Agent, as sales agent. See "Plan of Distribution" on  page S-6 of this prospectus supplement for a more complete description of the manner of offering.

Sales Agent	Roth Capital Partners, LLC
Use of Proceeds

We expect to use the net proceeds of this offering, if any, for working capital, and for general corporate purposes. See "Use of Proceeds" on page S-5 of this prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors

Investing in our securities involves significant risks. Please read the information beginning on page S-4 of this prospectus supplement under the heading "Risk Factors," the information under the same heading in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Listing on NASDAQ Capital Market	Our common stock is listed on The NASDAQ Capital Market under the symbol "BWEN."

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including those risks identified under "Item IA. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter  ended June 30, 2018, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a future prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus supplement or the accompanying prospectus in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled "Cautionary Note Regarding Forward-Looking Statements."

Risks Related to this Offering

Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $10.0 million from time to time in connection with this offering. The issuance and sale from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering, could have the effect of depressing the market price of our common stock.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a Placement Notice to the Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Agent after delivering a Placement Notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the Agent in any applicable Placement Notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We may require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our research, development, sales and marketing activities. We will need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  These forward-looking statements include, but are not limited to, statements about:

·

state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards;

·our customer relationships and our substantial dependence on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units;

·our ability to continue to grow our business organically and through acquisitions;

·our production, sales, collections, customer deposits and revenues generated by new customer orders and the resulting cash flows;

·the sufficiency of our liquidity and alternate sources of funding, if necessary;

·our ability to realize revenue from customer orders and backlog;

·our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow;

·the economy and the potential impact it may have on our business, including our customers;

·the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets;

·the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities;

·the effects of the recent change of administrations in the U.S. federal government;

·our ability to successfully integrate and operate the business of Red Wolf and to identify, negotiate and execute future acquisitions;

·the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”);

·the impact of future sales of our common stock or securities convertible into our common stock on our stock price; and

·other risks and uncertainties including those listed under the section titled “Risk Factors.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly as set forth and incorporated by reference in the "Risk Factors" section above, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, except as otherwise required by law. We advise you, however, to consult any further disclosures we make on related subjects in our future annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K we file with or furnish to the SEC.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for working capital and for general corporate purposes. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with the Agent as a source of financing.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement, or sales agreement, with Roth Capital Partners, LLC, the "Agent," under which we may issue and sell shares of our common stock from time to time through the Agent acting as sales agent, subject to certain limitations, having an aggregate gross sales price of up to $10.0 million. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be "at the market offerings" as defined in Rule 415 promulgated under the Securities Act. We may instruct the Agent not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of our common stock upon notice and subject to other conditions. As an agent, the Agent will not engage in any transactions that stabilize the price of our common stock.

Each time we wish to issue and sell common stock under the sales agreement, we will notify the Agent of the number of shares to be sold, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless the Agent declines to accept the terms of the notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligation of the Agent under the sales agreement to sell shares of our common stock is subject to a number of conditions that we must meet.

We will pay the Agent a commission equal to up to 3.0% of the gross proceeds we receive from the sales of our common stock under the sales agreement. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, Agent commission and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Agent for its reasonable documented out-of-pocket expenses, including the reasonable fees and disbursements of its counsel in an amount not to exceed $40,000 prior to the execution and delivery of the sales agreement. Additionally, we have agreed to reimburse the Agent for its reasonable documented out-of-pocket expenses, including the reasonable fees and disbursements of its counsel, related to the maintenance, due diligence, as well as other reasonable documented out-of-pocket expenses associated with this offering up to $7,500 in the aggregate semi-annually.

We estimate that the total expenses for the offering, excluding compensation and expense reimbursements payable to the Agent under the terms of the sales agreement, will be approximately $50,000.

Settlement for sales of our common stock will occur on the second trading day following the date on which any sales are made, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commission or discount. We have agreed to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the issuance and sale of all shares of our common stock subject to the sales agreement, or (ii) the termination of the sales agreement as permitted therein.

The Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by Thompson Coburn LLP, Chicago, Illinois.  Lowenstein Sandler LLP, New York, New York, has acted as counsel to the Agent in connection with this offering.

EXPERTS

The consolidated financial statements of Broadwind Energy, Inc. as of December 31, 2017 and for each of the years in the two year period ended December 31, 2017 incorporated in this Prospectus Supplement by reference from the Broadwind Energy, Inc. Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report, incorporated herein by reference, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC's public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling I-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement and the accompanying prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

·Our Annual Report on Form 10-K for the year ended December 31, 2017 (filed on February 27, 2018);

·Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 (filed on May 4, 2018) and June 30, 2018 (filed on July 31, 2018);

·Our Current Reports on Form 8-K filed on February 2, 2018, May 3, 2018, and May 4, 2018;

·Our Definitive Proxy Statement on Schedule 14A relating to the Company's 2018 Annual Meeting of Stockholders (filed on March 14, 2018);

·The description of our common stock, par value $0.001 per share contained in our Registration Statement on Form 8-A, dated and filed with the SEC on April 8, 2009 (File No. 001-34278), and any amendment or report filed with the SEC for the purpose of updating the description; and

·The description of our Series A Junior Participating Preferred Stock Purchase Rights contained in our registration statement on Form 8¬A filed with the SEC on February 13, 2013 (File No. 001-34278) pursuant to Section 12 of the Exchange Act and the Amendment to Form 8-A tiled with the SEC on February 8, 2016, including any other amendment thereto or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section I3(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of this prospectus supplement and accompanying prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may obtain a copy of any or all of the documents referred to above, which may have been or may be incorporated by reference into this prospectus supplement, including exhibits, at no cost to you by writing or telephoning us at the following address: Attention: Corporate Secretary, 3240 S. Central Avenue, Cicero, IL 60804, telephone (708) 780-4800.

$50,000,000

BROADWIND ENERGY, INC.

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings.  This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities.  The supplements may also add, update or change information contained in this prospectus with respect to that offering.  You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference into this prospectus or the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods or in any manner specified in a prospectus supplement.  If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.  No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “BWEN.”  On October 10, 2017, the last reported sale price of our common stock was $3.24 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $32,758,865.64 based on 15,144,970 shares of outstanding common stock, of which 10,110,761 shares are held by non-affiliates, and a per share price of $3.24 based on the closing sale price of our common stock on October 10, 2017. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction the offer or sale is not permitted.

The date of this prospectus is October 10, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.  Information contained on our website does not constitute part of this prospectus.

When we refer to “Broadwind,” “Broadwind Energy,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Broadwind Energy, Inc. and its wholly-owned subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

THE COMPANY

Broadwind Energy is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications.  Our most significant presence is within the wind energy industry in the United States of America (the “U.S.”), although we have diversified into other clean tech and industrial markets in order to improve our capacity utilization.  Within the U.S. wind energy industry, we provide products primarily to wind turbine manufacturers. Outside of the wind energy market, the Company provides precision gearing, specialty weldments and fabrication, kitting, and assemblies of industrial systems to a broad range of customers for oil and gas (“O&G”), mining and other industrial applications.

On February 1, 2017, we acquired Red Wolf Company, LLC (“Red Wolf”), a fabricator, kitter and assembler of industrial systems primarily supporting the global gas turbine market.  The purchase price for the acquisition consisted of approximately $16,500,000  in cash paid at closing, and up to $9,900,000 in contingent consideration payable in cash and, at the our election, up to 50% in the form of shares of our common stock. The Red Wolf acquisition enables us to expand our market reach, competencies, capabilities and customer relationships.  The Red Wolf acquisition aligns with our new three year growth strategy approved by our Board of Directors (the “Board”) in late 2016 to expand and diversify our business through organic growth and strategic bolt-on acquisitions.  Red Wolf’s operations are being reported in our consolidated financial statements in a new “Process Systems” segment.

We were incorporated in 1996 in Nevada as Blackfoot Enterprises, Inc., and through a series of subsequent transactions, became Broadwind Energy, Inc., a Delaware corporation, in 2008. Through several acquisitions in 2007 and 2008, we focused on expanding upon our core platform as a wind tower component manufacturer, established our “Gearing” segment, and developed our industrial weldment capabilities.

Our authorized capital stock currently consists of 30,000,000 shares of common stock and 10,000,000 shares of preferred stock.  Our common stock is listed on the NASDAQ Global Select Market under the symbol “BWEN.”

Our principal corporate headquarters are located at 3240 South Central Avenue, Cicero, Illinois 60804.  Our website address is www.bwen.com.  The information contained on, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

• state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy  industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards;

• our customer relationships and our substantial dependence on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units;

• our ability to continue to grow our business organically and through acquisitions;

• the sufficiency of our liquidity and alternate sources of funding, if necessary;

• our ability to realize revenue from customer orders and backlog;

•our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow;

• the economy and the potential impact it may have on our business, including our customers;

• the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets;

• the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities;

• the effects of the recent change of administrations in the U.S. federal government;

• our ability to successfully integrate and operate the business of Red Wolf and to identify, negotiate and execute future acquisitions;

• the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”); and

• other risks and uncertainties including those listed under the section titled “Risk Factors.”

 These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We discuss many of these risks in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors.” These forward-looking statements represent our estimates and assumptions only as of the dates of this prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.bwen.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

• Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017;

• Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, filed with the SEC on May 2, 2017 and August 1, 2017, respectively;

• Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 14, 2017;

• Our Current Reports on Form 8-K filed with the SEC on January 30, 2017, February 1, 2017 (and as amended on March 24, 2017), February 27, 2017, April 5, 2017, April 28, 2017, July 31, 2017 and August 11, 2017;

• The description of our common stock as set forth in our Registration Statement on Form 8-A filed with the SEC on April 8, 2009 (File No. 001-34278) pursuant to Section 12 of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description; and

• The description of our Series A Junior Participating Preferred Stock Purchase Rights contained in our registration statement on Form 8-A filed with the SEC on February 13, 2013 (File No. 001-34278) pursuant to Section 12 of the Exchange Act and the Amendment to Form 8-A filed with the SEC on February 8, 2016, including any other amendment thereto or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address: 3240 South Central Avenue, Cicero, Illinois 60804, Attention: Corporate Secretary, telephone: number (708) 780-4800.  Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

USE OF PROCEEDS

Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include acquisitions, working capital, capital expenditures and repayment or refinancing of all or a portion of our debt.

We have not yet determined the amount or timing of the expenditures for each of the categories listed above and these expenditures may vary significantly depending on a variety of factors.  As a result, unless otherwise indicated in the applicable prospectus supplement, our management will retain broad discretion in the allocation and the use of the net proceeds of this offering.

DESCRIPTION OF CAPITAL STOCK

The following information describes the Company’s capital stock and the provisions of the Company’s certificate of incorporation and bylaws.  This description is only a summary.  You should read and refer to the Company’s certificate of incorporation and bylaws, the forms of which have been filed with the SEC and are incorporated herein by reference. See “Where You Can Find More Information; Incorporation by Reference.”

General

The Company’s authorized capital stock consists of 30,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of stock, par value $0.001 per share, which may be designated as one or more series of preferred stock by resolution or resolutions providing for the issuance of such series adopted by the Company’s Board.

Common Stock

The holders of common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote.  Generally, all matters to be voted on by stockholders must be approved by a majority in voting power of the stock having voting power present in person or represented by proxy.  However, questions governed expressly by provisions of the certificate of incorporation, bylaws, applicable stock exchange rules or applicable law require approval as set forth in the applicable governing document, stock exchange rule or law.  The election of directors shall be by plurality vote, and there is no cumulative voting for the election of directors.

The holders of common stock will be entitled to such dividends and other distributions of cash or any other right or property as may be declared by the Board out of the assets or funds legally available for such dividends or distributions.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, holders of common stock would be entitled to share ratably, based upon the number of shares held, in assets that are legally available for distribution to stockholders after payment of liabilities.  If there is any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences.

The Company’s certificate of incorporation provides that holders of common stock shall not have any preference, preemptive right, or right of subscription, other than to the extent, if any, the Board may determine from time to time.

As of October 10, 2017, there were 15,144,970 shares of common stock outstanding.

Preferred Stock

The Board has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designation and powers, rights and preferences and qualifications, limitations, or restrictions with respect to each class or series of such class without further vote or action by the stockholders, none of which are outstanding. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:

• the title of the series and stated value;

• the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the  offering price;

• the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

• the date from which dividends on the preferred stock will accumulate, if applicable;

• any procedures for auction and remarketing;

• any provisions for a sinking fund;

• any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;

• any securities exchange listing;

• any voting rights and powers;

• whether interests in the preferred stock will be represented by depository shares;

• the terms and conditions, if applicable, of conversion into shares of our common stock, including the conversion price or rate or manner of calculation thereof;

• a discussion of any material U.S. federal income tax considerations;

• the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

• any limitations on issuance of any series of preferred stock ranking senior to or on parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

• any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

Stockholders Rights Plan

On February 12, 2013, the Board adopted a Section 382 stockholders rights plan, which was subsequently amended on February 5, 2016 (as amended, the “Rights Plan”) and declared a dividend distribution of one right for each outstanding share of our common stock to stockholders of record at the close of business on February 22, 2013,  Each right entitles its holder, under the circumstances described below, to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock at an exercise price of $9.81 per right, subject to adjustment. The description and terms of the rights are set forth in a Section 382 Rights Agreement between us and Wells Fargo Bank, N.A., as rights agent.

The Board adopted the Rights Plan in an effort to protect shareholder value by attempting to protect against a possible limitation on Broadwind’s ability to use its net operating loss carryforwards (the “NOLs”) and certain other tax benefits to reduce potential future U.S. federal income tax obligations.  If Broadwind experiences an “ownership change,” as defined in Section 382 of the Code, and the regulations promulgated by the United States Department of the Treasury thereunder (the “Treasury Regulations”), its ability to fully utilize the NOLs and certain other tax benefits on an annual basis will be substantially limited, and the timing of the usage of the NOLs and such other benefits could be substantially delayed, which could therefore significantly impair the value of those benefits.

The Rights Plan is intended to act as a deterrent to any person or group, together with its affiliates and associates, being or becoming the beneficial owner of 4.9% or more of our common stock (any such person or group is referred to as an “acquiring person”).  A person shall be deemed to be a “beneficial owner” of, and shall be deemed to “beneficially own,” any securities that such person is deemed to constructively own under Section 382 of the Code and the Treasury Regulations thereunder (including pursuant to the “option” rules of Treasury Regulation Section 1.382-4), that such person would be deemed to own together with any other persons as a single “entity” under Treasury Regulations Section 1.382-3(a)(1), or that otherwise would be aggregated with securities owned by such person pursuant to Section 382 of the Code and the Treasury Regulations thereunder.  The term “acquiring person” does not include:

•  Broadwind;

• any subsidiary of Broadwind;

• any employee benefit plan of Broadwind or of any subsidiary of Broadwind;

• any person organized, appointed or established by Broadwind for or pursuant to the terms of any such plan;

• any grandfathered person (as defined below);

• any exempted person (as defined below);

• any person or group who becomes the beneficial owner of 4.9% or more of the outstanding common stock as a result of an exempted transaction (as defined below); or

• any person whom or which the Board in good faith determines has inadvertently acquired beneficial ownership of 4.9% or more of outstanding common stock, so long as such person promptly enters into, and delivers to Broadwind, an irrevocable commitment to divest as promptly as practicable, and thereafter divests as promptly as practicable a sufficient number of shares of common stock so that such person would no longer be a beneficial owner of 4.9% or more of outstanding common stock.

A stockholder who together with its affiliates and associates beneficially owned 4.9% or more of common stock as of February 12, 2013 is deemed not to be an acquiring person, so long as such stockholder does not acquire any additional shares of common stock without the prior written approval of Broadwind, other than pursuant to or as a result of (a) a reduction in the amount of common stock outstanding; (b) any unilateral grant of any common stock by Broadwind or (c) any issuance of common stock by Broadwind or any share dividend, share split or similar transaction effected by Broadwind in which all holders of common stock are treated equally.  Such a stockholder is a “grandfathered person” for purposes of the Rights Plan.

The Board may, in its sole discretion, exempt any person or group who would otherwise be an acquiring person from being deemed an acquiring person for purposes of the Rights Plan if it determines at any time prior to the time at which the rights are no longer redeemable that the beneficial ownership of such person would not jeopardize, endanger or limit (in timing or amount) the availability of Broadwind’s NOLs and other tax benefits.  Any such person or group is an “exempted person” under the Rights Plan.  The Board, in its sole discretion, may subsequently make a contrary determination and such person would then become an acquiring person.

An “exempted transaction” is a transaction that the Board determines is an exempted transaction and, unlike the determination of an exempted person, such determination is irrevocable.

Initially, the rights are associated with our common stock and evidenced by common stock certificates or, in the case of uncertificated shares of common stock, the book-entry records evidencing the common stock, and are transferable with and only with the underlying shares of common stock.  Subject to certain exceptions, the rights become exercisable and trade separately from the common stock only upon the “distribution date,” which occurs upon the earlier of:

• ten days following a public announcement (such date, the “stock acquisition date”) that a person or group of affiliated or associated persons at any time after the close of business on February 12, 2013 has become an acquiring person (unless, prior to the expiration of Broadwind’s right to redeem the rights, such person or group is determined by the Board to be an exempted person, in which case the stock acquisition date will be deemed not to have occurred); or

• ten business days (or later date if determined by the Board prior to such time as any person or group becomes an acquiring person) following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group becoming an acquiring person.

In addition, if the Board determines in good faith that a person became an acquiring person inadvertently and such person divests as promptly as practicable a sufficient number of shares of common stock so that such person would no longer be an acquiring person, then such person will not be deemed to be an acquiring person.

Until the distribution date, the surrender for transfer of any shares of common stock outstanding will also constitute the transfer of the rights associated with those shares.

As soon as practicable after the distribution date, separate certificates or book-entry statements will be mailed to holders of record of our common stock as of the close of business on the distribution date.  From and after the distribution date, the separate rights certificates or book-entry records alone will represent the rights.  Except as otherwise provided in the Section 382 Rights Agreement, only shares of common stock issued prior to the distribution date will be issued with rights.

The rights are not exercisable until the distribution date and, unless earlier redeemed or exchanged by us as described below, will expire upon the earliest of:

• the close of business on February 22, 2019;

• the time at which the rights are redeemed;

• the time at which the rights are exchanged;

• the close of business on the effective date of the repeal of Section 382 of the Code or any successor statute if the Board determines that the Rights Plan is no longer necessary or desirable for the preservation of certain tax benefits; and

• the close of business on the first day of a taxable year of Broadwind to which the Board determines that certain tax benefits may not be carried forward.

In the event that a person or group becomes an acquiring person (a “flip-in event”), each holder of a right (other than any acquiring person and certain related parties, whose rights automatically become null and void) will have the right to receive, upon exercise, common stock having a value equal to two times the exercise price of the right.  If an insufficient number of shares of common stock is available for issuance, then the Board would be required to substitute cash, property or other securities of Broadwind for the common stock.  The rights may not be exercised following a flip-in event while Broadwind has the ability to cause the rights to be redeemed, as described later in this summary.

For example, at an exercise price of $14.00 per right, each right not owned by an acquiring person (or by certain related parties) following a flip-in event would entitle its holder to purchase $28.00 worth of common stock (or other consideration, as noted above) for $14.00.  Assuming that the common stock had a per share value of $3.50 at that time, the holder of each valid right would be entitled to purchase eight shares of common stock for $14.00.

The exercise price payable, and the number of shares of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

• in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock;

• if holders of the preferred stock are granted certain rights, options or warrants to subscribe for preferred stock or convertible securities at less than the current market price of the preferred stock; or

• upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price.  No fractional shares of preferred stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the preferred stock on the last trading day prior to the date of exercise.

In general, Broadwind may redeem the rights in whole, but not in part, at a price of $0.001 per right (subject to adjustment and payable in cash, common stock or other consideration deemed appropriate by the Board) at any time until ten days following the stock acquisition date.  Immediately upon the action of the Board authorizing any redemption, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

At any time after there is an acquiring person and prior to the acquisition by the acquiring person of 50% or more of the outstanding shares of our common stock, we may exchange the rights (other than rights owned by the acquiring person which will have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a share of preferred stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per right (subject to adjustment).

Until a right is exercised, its holder will have no rights as a stockholder of Broadwind, including the right to vote or to receive dividends.  While the distribution of the rights will not result in the recognition of taxable income by us or our stockholders, stockholders may, depending upon the circumstances, recognize taxable income after a triggering event.

Broadwind and the rights agent may from time to time amend or supplement the Section 382 Rights Agreement without the consent of the holders of the rights.  After the stock acquisition date, however, no amendment can materially adversely affect the interests of the holders of the rights (other than the acquiring person or any affiliate or associate thereof).

Provisions of the Company’s Certificate of Incorporation, Bylaws and Delaware Law that May Have an Anti-Takeover Effect

Certificate of Incorporation and Bylaws.  The Company’s certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by the Chief Executive Officer, the Chairman of the Board, president, or any two members of the Board. Stockholders are not permitted to call, or to require that the Board call, a special meeting of stockholders.

Delaware Takeover Statute.  The Company’s certificate of incorporation provides that the Company will not be subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.  In general, Section 203 of the DGCL defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Requirements for Advance Notification of Stockholder Nominations and Proposals.  Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.

Options

At October 10, 2017, there were 593,583 unissued shares of common stock subject to outstanding options and restricted stock units.

Transfer Agent

The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association.  The transfer agent and registrar’s address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120 and its telephone number is 1-800-401-1957.

Dividend Policy

We have never paid cash dividends on our common stock and have no current plan to do so in the foreseeable future. The declaration and payment of dividends on our common stock are subject to the discretion of the Board and are further limited by our credit agreements and other contractual agreements we may have in place from time to time. The decision of the Board to pay future dividends will depend on general business conditions, the effect of a dividend payment on our financial condition, and other factors our Board may consider relevant. The current policy of the Board is to reinvest cash generated in our operations to promote future growth and to fund potential investments.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock or shares of preferred stock.  We may issue warrants independently or together with other securities.  Warrants sold with other securities may be attached to or separate from the other securities.  We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering.  These terms will include some or all of the following:

• the title of the warrants;

• the aggregate number of warrants offered;

• the designation, number and terms of the debt securities, shares of common stock or shares of preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

• the exercise price of the warrants;

• the dates or periods during which the warrants are exercisable;

• the designation and terms of any securities with which the warrants are issued;

• if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

• if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

• any minimum or maximum amount of warrants that may be exercised at any one time;

• any terms relating to the modification of the warrants; and

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to in this prospectus as “Stock Purchase Contracts.” The price per share of common stock and number of shares of common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities, securing the holders’ obligations to purchase the shares of common stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis. All securities that underlie the Stock Purchase Units, including any debt securities and guarantees securing the holders’ obligations to purchase under Stock Purchase Contracts, will be registered under the Securities Act.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered pursuant to this prospectus in any manner specified in a prospectus supplement or in any of the following manners:

• directly to purchasers;

• to or through underwriters;

• through dealers or agents; or

• through a combination of methods.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.  We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction.

The prospectus supplement with respect to securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price of the securities, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.  Also, if applicable, we will describe in the prospectus supplement how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations with respect to the auction.

If an underwriter is used in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the NASDAQ Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Thompson Coburn LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Broadwind Energy, Inc.  Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Broadwind Energy, Inc. as of December 31, 2015, and for the year ended December 31, 2015,  incorporated herein by reference, have been so incorporated in reliance upon the report of KPMG LLP, our former independent registered public accounting firm, appearing elsewhere and incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting. Broadwind has agreed to indemnify and hold KPMG LLP (“KPMG”) harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on Broadwind’s past financial statement incorporated by reference in this registration statement.

The financial statements of Red Wolf Company, LLC as of December 31, 2015 and December 31, 2016, and for the years ended December 31, 2015 and December 31, 2016,  incorporated herein by reference, have been so incorporated in reliance upon the report of Moore Beauston Woodham LLP, Red Wolf’s independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Broadwind Energy, Inc. as of December 31, 2016 and for the year then ended December 31, 2016 incorporated herein by reference, from the Broadwind Energy, Inc. Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

$ 10,000,000

COMMON STOCK

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PROSPECTUS

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Roth Capital Partners

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July 31, 2018